Exhibit 99.1

UNITED ONLINE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On August 11, 2015, Classmates Media Corporation (“Seller”), a Delaware corporation and wholly-owned subsidiary of United Online, Inc., a Delaware corporation (“United Online”), completed the sale of all of the stock of its wholly-owned subsidiary, Classmates, Inc., a Washington corporation (“Classmates”), to Intelius Holdings, Inc., a Delaware corporation (“Purchaser”), pursuant to the Stock Purchase Agreement, dated as of and entered into on August 11, 2015, by and among Purchaser, United Online and Seller.  The purchase price received for the domestic Classmates business was approximately $30,000,000 in cash, subject to a post-closing working capital adjustment. In connection with the closing of the transaction, the parties have entered into a transition services agreement, pursuant to which Classmates will pay Seller to provide, among other things, certain accounting, information technology and sales services for a limited period of time after the closing of the transaction.

Basis of Presentation

The unaudited pro forma condensed consolidated financial statements reflect adjustments to United Online’s historical financial results in connection with the sale of Classmates. The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with United Online’s historical consolidated financial statements and accompanying notes.

The unaudited pro forma condensed consolidated statements of operations give effect to the sale of Classmates as if it occurred on January 1, 2012. The unaudited pro forma condensed consolidated balance sheet gives effect to the sale of Classmates as if it occurred as of June 30, 2015, United Online’s latest balance sheet date. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The pro forma adjustments are based on available information and assumptions that United Online’s management believes are (a) directly attributable to the sale, (b) are factually supportable and (c) with respect to the statements of operations, have continuing impact on the consolidated results. The pro forma adjustments may differ from those that will be calculated to report United Online’s discontinued operations in United Online’s future filings.  The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what United Online’s results of operations or balance sheet would have been had the sale of Classmates occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be considered representative of United Online’s future results of operations or financial position.

UNITED ONLINE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2015

(in thousands, except per share amounts)

	United Online Historical	Pro Forma Adjustments (1)		Pro Forma United Online (1)
Revenues	$99,971	$(25,768	)(a)	$74,203
Operating expenses:
Cost of revenues	34,148	(4,494	)(a)	29,654
Sales and marketing	24,559	(10,047	)(a)	14,512
Technology and development	13,156	(4,924	)(a)	8,232
General and administrative	23,244	(3,360	)(a)	19,805
		(79	)(b)
Amortization of intangible assets	1,007	(801	)(a)	206
Restructuring and other exit costs	967	(3	)(a)	964
Total operating expenses	97,081	(23,708)		73,373
Operating income	2,890	(2,060)		830
Interest income	181	—		181
Other income, net	70	—		70
Income before income taxes	3,141	(2,060)		1,081
Provision for income taxes	1,643	36	(c)	1,679
Income (loss) from continuing operations	$1,498	$(2,096)		$(598)
Income allocated to participating securities	(66)	66		—
Income (loss) from continuing operations attributable to common stockholders	$1,432	$(2,030)		$(598)
Basic income (loss) from continuing operations per common share	$0.10			$(0.04)
Shares used to calculate basic income (loss) from continuing operations per common share	14,547			14,547
Diluted income (loss) from continuing operations per common share	$0.10			$(0.04)
Shares used to calculate diluted income (loss) from continuing operations per common share	14,645			14,547

(1)   United Online pro forma results include costs that were historically allocated to Classmates for services provided by United Online.  United Online will continue to provide similar services for a limited time in connection with a transition services agreement.

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

UNITED ONLINE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(in thousands, except per share amounts)

	United Online Historical	Pro Forma Adjustments (1)		Pro Forma United Online (1)
Revenues	$217,245	$(52,416	)(a)	$164,829
Operating expenses:
Cost of revenues	70,871	(9,769	)(a)	61,102
Sales and marketing	51,190	(19,160	)(a)	32,030
Technology and development	27,818	(10,599	)(a)	17,219
General and administrative	63,802	(15,375	)(a)	48,386
		(41	)(b)
Amortization of intangible assets	5,625	(5,203	)(a)	422
Restructuring and other exit costs	3,558	(502	)(a)	3,056
Total operating expenses	222,864	(60,649)		162,215
Operating income (loss)	(5,619)	8,233		2,614
Interest income	389	—		389
Other income, net	506	(1	)(a)	505
Income (loss) before income taxes	(4,724)	8,232		3,508
Provision for income taxes	773	69	(c)	842
Income (loss) from continuing operations	$(5,497)	$8,163		$2,666
Income allocated to participating securities	—	(167)		(167)
Income (loss) from continuing operations attributable to common stockholders	$(5,497)	$7,996		$2,499
Basic income (loss) from continuing operations per common share	$(0.39)			$0.18
Shares used to calculate basic income (loss) from continuing operations per common share	14,115			14,115
Diluted income (loss) from continuing operations per common share	$(0.39)			$0.18
Shares used to calculate diluted income (loss) from continuing operations per common share	14,115			14,119

(1)   United Online pro forma results include costs that were historically allocated to Classmates for services provided by United Online.  United Online will continue to provide similar services for a limited time in connection with a transition services agreement.

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

UNITED ONLINE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(in thousands, except per share amounts)

	United Online Historical	Pro Forma Adjustments (1)		Pro Forma United Online (1)
Revenues	$233,614	$(57,694	)(a)	$175,920
Operating expenses:
Cost of revenues	75,480	(13,443	)(a)	62,037
Sales and marketing	57,066	(18,639	)(a)	38,427
Technology and development	31,708	(13,402	)(a)	18,306
General and administrative	67,049	(8,540	)(a)	58,509
Amortization of intangible assets	5,433	(5,034	)(a)	399
Contingent consideration - fair value adjustment	(5,124)	5,124	(a)	—
Restructuring and other exit costs	2,501	(1,308	)(a)	1,193
Impairment of goodwill, intangible assets and long-lived assets	55,440	(17,683	)(a)	37,757
Total operating expenses	289,553	(72,925)		216,628
Operating loss	(55,939)	15,231		(40,708)
Interest income	261	—		261
Interest expense	(12)	—		(12)
Other income, net	215	(2	)(a)	213
Loss before income taxes	(55,475)	15,229		(40,246)
Provision for income taxes	46,011	703	(d)	46,714
Loss from continuing operations	$(101,486)	$14,526		$(86,960)
Income allocated to participating securities	(1,195)	—		(1,195)
Loss from continuing operations attributable to common stockholders	$(102,681)	$14,526		$(88,155)
Basic loss from continuing operations per common share	$(7.74)			$(6.65)
Shares used to calculate basic loss from continuing operations per common share	13,261			13,261
Diluted loss from continuing operations per common share	$(7.74)			$(6.65)
Shares used to calculate diluted loss from continuing operations per common share	13,261			13,261

(1)   United Online pro forma results include costs that were historically allocated to Classmates for services provided by United Online.  United Online will continue to provide similar services for a limited time in connection with a transition services agreement.

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

UNITED ONLINE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

(in thousands, except per share amounts)

	United Online Historical	Pro Forma Adjustments (1)		Pro Forma United Online (1)
Revenues	$257,765	$(67,470	)(a)	$190,295
Operating expenses:
Cost of revenues	78,229	(14,849	)(a)	63,380
Sales and marketing	67,488	(24,757	)(a)	42,731
Technology and development	32,944	(13,879	)(a)	19,065
General and administrative	59,886	(11,413	)(a)	48,473
Amortization of intangible assets	4,950	(4,447	)(a)	503
Contingent consideration - fair value adjustment	(836)	836	(a)	—
Restructuring and other exit costs	91	63	(a)	154
Impairment of goodwill, intangible assets and long-lived assets	26,910	—		26,910
Total operating expenses	269,662	(68,446)		201,216
Operating loss	(11,897)	976		(10,921)
Interest income	559	—		559
Other income, net	258	—		258
Loss before income taxes	(11,080)	976		(10,104)
Provision for income taxes	943	1,436	(e)	2,379
Loss from continuing operations	$(12,023)	$(460)		$(12,483)
Income allocated to participating securities	(1,225)	—		(1,225)
Loss from continuing operations attributable to common stockholders	$(13,248)	$(460)		$(13,708)
Basic loss from continuing operations per common share	$(1.03)			$(1.06)
Shares used to calculate basic loss from continuing operations per common share	12,924			12,924
Diluted loss from continuing operations per common share	$(1.03)			$(1.06)
Shares used to calculate diluted income (loss) from continuing operations per common share	12,924			12,924

(1)   United Online pro forma results include costs that were historically allocated to Classmates for services provided by United Online.  United Online will continue to provide similar services for a limited time in connection with a transition services agreement.

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

UNITED ONLINE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

JUNE 30, 2015

(in thousands)

	United Online Historical	Pro Forma Adjustments		Pro Forma United Online
Assets
Current assets:
Cash and cash equivalents	$75,010	$29,507	(f)	$104,517
Accounts receivable, net of allowance	12,062	(625	)(a)	11,437
Inventories, net	5,989	(10	)(a)	5,979
Deferred tax assets, net	232	(35	)(a)	197
Other current assets	8,593	(1,407	)(a)	7,186
Total current assets	101,886	27,430		129,316
Property and equipment, net	22,698	(8,806	)(a)	13,892
Deferred tax assets, net	1,435	—		1,435
Goodwill	63,001	(16,636	)(a)	46,365
Intangible assets, net	8,224	(7,683	)(a)	541
Other assets	1,285	(197	)(a)	1,088
Total assets	$198,529	$(5,892)		$192,637
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,210	$(1,850	)(g)	$9,360
Accrued liabilities	18,920	(10,149	)(a)	8,771
Member redemption liability	7,018	—		7,018
Deferred revenue	31,858	(16,711	)(a)	15,147
Deferred tax liabilities, net	34	473	(a)	507
Total current liabilities	69,040	(28,237)		40,803
Member redemption liability	10,923	—		10,923
Deferred revenue	2,041	(2,027	)(a)	14
Deferred tax liabilities, net	1,715	(566	)(a)	1,149
Other liabilities	7,395	(1,247	)(a)	6,148
Total liabilities	91,114	(32,077)		59,037
Commitments and contingencies
Stockholders’ equity:
Common stock	1	—		1
Additional paid-in capital	219,789	—		219,789
Accumulated other comprehensive loss	(3,441)	—		(3,441)
Accumulated deficit	(108,934)	26,185	(h)	(82,749)
Total stockholders’ equity	107,415	26,185		133,600
Total liabilities and total stockholders’ equity	$198,529	$(5,892)		$192,637

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

UNITED ONLINE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated statements of operations and/or the unaudited pro forma condensed consolidated balance sheet.

(a)         Adjustments reflect the results of operations, assets, liabilities, and historical operating results included in the sale of Classmates.

(b)         Adjustments reflect the elimination of non-recurring Classmates sales transaction-related costs that were directly related to the sale.

(c)          Due to a full valuation allowance, the pro forma adjustments were not tax effected.  The adjustments reflect minimum state taxes and the tax impact of discrete items.

(d)         Adjustment reflects the tax effect of the pro forma adjustments at the applicable combined federal and state statutory income tax rates, excluding the impact of the goodwill impairment that is not deductible for tax purposes.

(e)          Adjustment reflects the tax effect of the pro forma adjustments at the applicable combined federal and state statutory income tax rates.

(f)           Adjustment reflects the approximately $30.0 million in cash received for the sale of Classmates, net of the cash and cash equivalents balance of Classmates.

(g)          Adjustment reflects approximately $0.4 million in transaction-related costs directly related to the sale, net of the accounts payable balance of Classmates.

(h)         Adjustment reflects the estimated after-tax effect on retained earnings from the sale, including the after-tax gain on the sale of Classmates.